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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders of
 Diamond Entertainment Corporation

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 6, 1996, which appears on page 16 of the 1996 Annual Report on Form 10-KSB, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                       MOORE STEPHENS, P.C.
                                       Certified Public Accountants

Cranford, New Jersey
July 18, 1996